                                                                     EXHIBIT 4.4

                              SECURITY AGREEMENT
                           Dated as of June 18, 1999

                                    between

                         THE MAJESTIC STAR CASINO, LLC

                                      and

                      IBJ WHITEHALL BANK & TRUST COMPANY,
                                  as Trustee

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.   Defined Terms...................................................................................     1

SECTION 2.   Grant of Security...............................................................................     2

SECTION 3.   Authorization...................................................................................     4

SECTION 4.   Grantor Remains Liable..........................................................................     5

SECTION 5.   Representations and Warranties..................................................................     5

SECTION 6.   Perfection and Maintenance of Security Interest and Lien........................................     6

SECTION 7.   Financing Statements............................................................................     6

SECTION 8.   Protection of Collateral........................................................................     6

SECTION 9.   Processing, Sale and Collections................................................................     7

SECTION 10.  Equipment and Inventory.........................................................................     7

SECTION 11.  Partial Release of Collateral...................................................................     8

SECTION 12.  Trademark Licenses..............................................................................     8

SECTION 13.  General Covenants...............................................................................     8

SECTION 14.  Trustee Appointed Attorney-in-Fact..............................................................     9

SECTION 15.  Trustee May Perform.............................................................................    10

SECTION 16.  Trustee's Duties................................................................................    10

SECTION 17.  Remedies........................................................................................    10

SECTION 18.  Exercise of Remedies............................................................................    11

SECTION 19.  License.........................................................................................    11

SECTION 20.  Injunctive Relief...............................................................................    11

SECTION 21.  Interpretation and Inconsistencies: Merger......................................................    12

SECTION 22.  Expenses........................................................................................    12

SECTION 23.  Amendments, Etc.................................................................................    12

SECTION 24.  Notices.........................................................................................    12

SECTION 25.  Continuing Security Interest; Termination.......................................................    12

SECTION 26.  Severability....................................................................................    13

SECTION 27.  GOVERNING LAW...................................................................................    13

SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.........................................    13
     (A)     NON-EXCLUSIVE JURISDICTION......................................................................    13
     (B)     OTHER JURISDICTIONS.............................................................................    13
     (C)     SERVICE OF PROCESS; INCONVENIENT FORUM..........................................................    14
     (D)     WAIVER OF JURY TRIAL............................................................................    14
     (E)     WAIVER OF BOND..................................................................................    14
     (F)     ADVICE OF COUNSEL...............................................................................    14

SECTION 29.  Gaming Laws.....................................................................................    14

SECTION 30.  Interaction with Indenture......................................................................    15

SECTION 31.  Trust Indenture Act.............................................................................    15

SECTION 32.  Appointment of Collateral Agent.................................................................    15

SECTION 33.  Intercreditor Arrangement.......................................................................    15

                              SECURITY AGREEMENT

          This SECURITY AGREEMENT, dated as of June 18, 1999, is made by The Majestic Star Casino, LLC, an Indiana limited liability company ("Grantor"), in
                                                                  -------
favor of IBJ Whitehall Bank & Trust Company, as trustee under the Indenture (as defined below) (the "Trustee"), for its benefit and for the benefit of the
                     -------
"Holders" (as defined below) who are, or may hereafter become, parties to the Indenture.

                             PRELIMINARY STATEMENT

          Grantor and Trustee have entered into a certain Indenture of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Grantor and the
                                 ---------
Trustee have agreed to certain terms for the benefit of Grantor and the Holders. It is a condition precedent to the Purchase Agreement (as defined below) that Grantor shall have granted the security interest contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.   Defined Terms.   Capitalized terms used in this Agreement
                       -------------
that are not defined herein are used with the meanings ascribed to such terms in the Indenture. As used herein, the following terms shall have the meanings indicated below (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

          "Agreement" shall mean this Security Agreement, as the same may from
           ---------
time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Collateral" shall mean all property and rights in property now owned
           ----------
or hereafter at any time acquired by Grantor in or upon which a Lien is granted in favor of the Trustee by Grantor under this Agreement, including, without limitation, the property described in Section 2.
                                      ---------

          "Holders" shall mean the holders of the Secured Obligations from time
           -------
to time and shall include their respective successors, transferees and assigns.

          "Purchase Agreement" shall mean that certain Purchase Agreement, dated
           ------------------
June 15, 1999, by and among the Grantor, Capital and Initial Purchaser.

          "Secured Obligations" shall mean (1) the Obligations of the Issuers
           -------------------
arising under or pursuant to or evidenced by the Indenture, the Notes, the other Security Documents, and the Registration Rights Agreement, as the same may be amended, modified, or supplemented from time to time, and (ii) Grantor's obligations and liabilities under this Agreement and each agreement, document or instrument executed pursuant to or in connection with this Agreement or the Indenture, as the same may be amended, modified, or supplemented from time to time.

          "UCC" shall mean the Uniform Commercial Code as adopted and in effect
           ---
on the date hereof in the State of Indiana; provided, however, in the event
                                            --------  -------
that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or enforcement of the Trustee's and the Holders' security interest in any Collateral is governed by the laws of a jurisdiction other than the State of Indiana, the term "UCC" shall mean the Uniform Commercial Code as adopted and in effect in such other jurisdiction on the date hereof, for purposes relating to such attachment, perfection, priority or enforcement and for purposes of descriptions of property that incorporate terms that are defined in the UCC.

          The terms "accounts", "chattel paper", "documents", "equipment", "general intangibles", "instruments", "inventory", and "proceeds," when the first letter is lower case, are used herein with the meanings ascribed to such terms in the UCC.

          SECTION 2.  Grant of Security.   To secure the prompt and complete
                      -----------------
payment, observance and performance of the Secured Obligations, Grantor hereby assigns and pledges to Trustee, for the equal and ratable benefit of the Holders, and grants to Trustee for the equal and ratable benefit of the Holders a security interest, subject only to (i) the security interest which may be granted after the date hereof to the Lender as security for the Credit Facility, and (ii) Permitted Liens, in all of Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located:

     (a) All rights to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance; all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Grantor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it and all of Grantor's rights in, to and under all purchase orders for goods, services or other property, and all of Grantor's rights to any goods, services or other property represented by any of the foregoing (including, without limitation, returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any person or entity with respect to any of the foregoing, and all other property constituting accounts, whether now owned or existing or hereafter acquired or arising (collectively, "Accounts");
                                                                    --------

     (b) All goods now owned or hereafter acquired by Grantor (wherever located, whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business, and all other property constituting inventory, whether now owned or existing or hereafter acquired or arising (collectively, "Inventory");
                                                           ---------

     (c) All machinery and equipment (including but not limited to slot machines and other gaming machines and equipment), all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, trucks, buses, motor vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Grantor and wherever located and all other property constituting equipment, whether now owned or hereafter acquired or arising (collectively, "Equipment");
                          ---------

     (d) All rights, interests, choses in action, causes of actions, claims and all other intangible property of Grantor of every kind and nature, in each instance whether now owned or hereafter acquired by Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; firm sale orders, other contracts and contract rights; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions); all trade secrets and inventions; all copyrights (including all computer software and related documentation); all rights and interests in and to trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names, corporate names, brand names, slogans, all goodwill associated with the foregoing; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Grantor; all other intangible property, whether or not similar to the foregoing; and all other property constituting general intangibles, whether now owned or existing or hereafter acquired or arising;

     (e) All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which Grantor is a party to or in which Grantor has an interest, whether now owned or existing or hereafter acquired or arising;

     (f) All chattel paper, leases, and instruments, and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, all documents, and all bills of sale, bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by Grantor;

     (g) All right, title and interest in the Berthing Agreement dated as of April 23, 1996, by and between Grantor and Buffington Harbor Riverboats, L.L.C., as amended, supplemented or modified from time to time (the "Berthing Agreement");
                     ------------------

     (h) All property or interests in property now owned or hereafter acquired by Grantor which now may be owned or hereafter may come into the possession, custody or control of Trustee or any of the Holders or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (a) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; and (b) proceeds of loans, including, without limitation, loans made under the Indenture;

     (i) All books and records relating to any of the property described above, and all accessions and additions to, substitutions, and replacements, and products of any of the property described above; and

     (j) All "proceeds" as defined in the UCC of all or any of the types or items of property described above, including insurance proceeds, proceeds of all warranty and tort claims, and all other property of the types described above arising from or received by Grantor in connection with the sale or disposition thereof ("Proceeds").
                                                            --------

          Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the term "Collateral" shall not include, and no security interest is granted in Excluded Assets, including any agreements, permits, licenses, authorizations, or similar property which under the terms thereof or applicable law may not be pledged, hypothecated or given as collateral security without the consent of some third party, including any Governmental Authority.

          SECTION 3.  Authorization.   Grantor hereby authorizes Trustee to
                      -------------
retain and authorizes each Holder, and each Affiliate of Trustee and of each Holder, to pay or deliver to Trustee, for the benefit of the Holders, without any necessity on the Trustee's or any Holder's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Event of Default, and without further notice to Grantor (such notice being expressly waived), any sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is then due and payable. Trustee will promptly notify Grantor of Trustee's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect or impair in any respect the rights granted to the Trustee and the Holders under the preceding sentence. Trustee may give notice to such Person of the above authorization and of the assignment and grant of a security interest in such sums made in the Agreement, and make any suitable arrangements with any such Person for effectuation thereof, and Grantor hereby irrevocably appoints Trustee as its attorney to collect, following the occurrence and during the continuance of an Event of Default, any and all such sums to the extent any such payment is not made to Trustee by such Holder or Affiliate thereof.

          SECTION 4.  Grantor Remains Liable.   Anything herein to the contrary
                      ----------------------
notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Trustee of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither Trustee nor the Holders shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Trustee or the Holders be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement, or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 5.  Representations and Warranties.   Grantor represents and
                      ------------------------------
warrants, as of the date of this Agreement, as follows:

          (a) The locations listed on Schedule 1 constitute all locations at
                                      ----------
which Grantor's Inventory and/or Equipment is located and Grantor has exclusive possession and control of such Inventory and Equipment, except for such Inventory and Equipment which is (i) temporarily in transit between or to such locations, or (ii) temporarily stored with third parties or held by third parties for processing, engineering, evaluation or repairs, and the location of
such Inventory and/or Equipment is set forth in Schedule 1-A.   The chief place
                                                ------------
of business and chief executive office of Grantor are located at 1 Buffington Harbor, Gary, Indiana 46406-3000.

          (b) This Agreement creates in favor of Trustee a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against Grantor in the locations listed on
Schedule 1-B, Trustee will have a fully perfected lien on, and security interest
------------
in, the Collateral in which a security interest may be perfected by such filing, subject only to (i) the Lien which may be granted after the date hereof to the Lender as security for the Credit Facility and (ii) Permitted Liens.

          (c) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens. Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

          (d) The correct legal name of Grantor is The Majestic Star Casino, LLC. Grantor currently conducts business under the name The Majestic Star Casino, LLC and, in certain areas and for certain operations, the trade names listed on Schedule 2, which are the only trade names or fictitious names
          ----------
currently used by Grantor. Grantor has never had any other legal name or used any trade name or fictitious name that is not set forth on Schedule 2.
                                                           -----------

          (e) No authorization, approval or other action by, notice to or filing with any Governmental Authority other than those previously obtained, taken, or made and which are in full force and effect, or contemplated by this Agreement is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby; or (ii) the execution, delivery or performance of this Agreement by Grantor.

          SECTION 6.  Perfection and Maintenance of Security Interest and Lien.
                      --------------------------------------------------------
Grantor agrees that until all of the Secured Obligations (other than contingent indemnity obligations for which no unsatisfied demand has been made) have been fully satisfied and the Indenture has been terminated, Trustee's security interests in and Liens on and against the Collateral and all proceeds and products thereof, shall continue in full force and effect. Grantor shall perform any and all steps required to perfect, maintain and protect Trustee's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable Trustee to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) executing and filing financing statements, amendments thereof, and continuation statements executed by the Trustee in form and substance reasonably satisfactory to Trustee, (ii) delivering to Trustee all chattel paper, certificates, notes and other instruments, and letters of credit on which Grantor is named as a beneficiary, that represent, evidence or secure any of the Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Trustee, (iii) delivering to Trustee warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (iv) after the occurrence and during the continuance of an Event of Default, transferring Inventory and Equipment to warehouses designated by Trustee or taking such other steps as are deemed reasonably necessary by Trustee to maintain Trustee's control of the Inventory and Equipment, and (v) marking conspicuously each document, contract, chattel paper and all records pertaining to the Collateral with a legend, in form and substance satisfactory to Trustee, indicating that such document, contract, chattel paper, or Collateral is subject to the security interest granted hereby.

          If any Inventory or Equipment is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall notify such warehouseman, agent or processor of Trustee's security interest in such Inventory and Equipment and instruct them to hold all such Inventory or Equipment for Trustee's account and subject to Trustee's instructions in a manner satisfactory to the Trustee.

          SECTION 7.  Financing Statements.   To the extent permitted by
                      --------------------
applicable law, Grantor hereby authorizes Trustee to file one or more financing or continuation statements and amendments thereto with respect to all or any portion of the Collateral, without Grantor's signature appearing thereon. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Grantor shall pay the costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by Trustee pursuant to this Section 7.
                                                                     ---------

          SECTION 8.  Protection of Collateral.  Grantor, at its sole cost and
                      ------------------------
expense, shall:

          (a) upon request by Trustee, deliver to Trustee certified schedules, in such form as may be specified by Trustee, identifying the Collateral, or such part thereof as may be specified in such request, together with such supporting documents and information as reasonably may be requested, all in reasonable detail;

          (b) acquire and maintain its property (excepting only Excluded Assets) in a manner that will enable such property to become subject to the Lien granted under this Security Agreement and refrain from entering into agreements that would prohibit any such property from becoming subject to the Lien granted hereunder without the consent of some third party; and

          (c) acquire and maintain the consent or approval of any person or entity (including any Governmental Authority) whose consent or approval is required for the granting of a lien or security interest in any Collateral to Trustee.

          SECTION 9.  Processing, Sale and Collections.  Until the occurrence of
                      --------------------------------
an Event of Default which is continuing and receipt from Trustee of written notice of the revocation of Grantor's authority, Grantor:

          (a) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Account, including the taking of such action with respect to such collection as Trustee may reasonably request or, in the absence of such request, as Grantor may deem advisable; and

          (b) may grant, in the ordinary course of business, to any Account debtor, any rebate, refund or adjustment to which such Account debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to the obligation of the Account debtor.

          If requested by Trustee (but only after the occurrence of an Event of Default which is continuing), Grantor will note the security interest of Trustee on all records relative to the Collateral, including, without limitation, any invoice that evidences an Account. Upon the occurrence and during the continuance of any Event of Default, upon request of Trustee, Grantor will promptly notify (and Grantor hereby authorizes Trustee so to notify) each Account debtor in respect of any Account that such Collateral has been assigned to Trustee, and that any payments due or to become due in respect of such Collateral are to be made directly to Trustee or its designee.

          SECTION 10.  Equipment and Inventory.   Grantor covenants and agrees
                       -----------------------
with Trustee that from the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall :
                      ----------

          (a) keep the Equipment and Inventory (other than Equipment or Inventory sold in the ordinary course of business, or otherwise, if permitted under the Indenture) at the places specified in Schedule 1, except for Equipment
                                                ----------
and Inventory (i) temporarily in transit between such locations or (ii) temporarily stored at locations set forth on Schedule 1-A, and deliver written
                                             ------------
notice to Trustee at least thirty (30) days prior to establishing any other location at which it reasonably expects to maintain Inventory and/or Equipment; and

          (b) cause all property used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Grantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10(b) shall prevent Grantor from
--------  -------                       -------------
discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Trustee or the Holders.

          SECTION 11.  Partial Release of Collateral.   So long as no Default or
                       -----------------------------
Event of Default has occurred and is continuing under the Indenture, Collateral may be released from the security interest created by this Agreement at any time or from time to time as provided in the Indenture.

          SECTION 12.  Trademark Licenses.   As long as no Default or Event of
                       ------------------
Default has occurred and is continuing, nothing set forth herein or in any other Security Document is intended or shall be construed to prevent the Grantor from entering into license agreements pertaining to the Trademarks (as such term is defined in the Trademark Security Agreement); provided that Grantor will not,
                                              -------------
without the Trustee's prior written consent, enter into any license agreement which is inconsistent with the Trademark Security Agreement.

          SECTION 13.  General Covenants.   Grantor covenants and agrees with
                       -----------------
Trustee that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25,:
                           ----------

          (a) Grantor will keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Grantor shall, for Trustee's further security, at Trustee's request, deliver and turn over to Trustee or Trustee's designated representatives at any time following the occurrence and during the continuation of an Event of Default, any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof).

          (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on any of the Collateral other than (i) the Lien which may be granted after the date hereof to the Lender as security for the Credit Facility and (ii) Permitted Liens, and will defend the right, title and interest of Trustee in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

          (c) Grantor agrees to pay promptly when due all taxes, assessments and governmental charges upon or against the Collateral, or Grantor, or for the property or operations of Grantor, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which Grantor has established adequate reserves. Grantor shall give written notice to Trustee of all happenings and events having a material adverse effect on the Collateral or the value or amount thereof, including, without limitation, the creation or assertion of any Lien or security interest against any of the Collateral that is not a Permitted Lien.

          (d) In the event Grantor fails to pay taxes, assessments, costs and expenses which Grantor is required to pay or in the event Grantor fails to keep the Collateral free from other security interests, liens or encumbrances not permitted under the terms of this Security Agreement, Trustee may make expenditures for any and all such purposes. All costs and expenses of Trustee in retaking, holding, preparing for sale and selling or otherwise realizing upon any Collateral or enforcing any provisions hereof, including reasonable attorneys' fees, shall constitute part of the Secured Obligations, and shall bear interest from the date incurred at the rate of 11 7/8% per annum.

          (e) Grantor shall: (i) at all reasonable times allow Trustee and its representatives to examine, inspect and/or make abstracts from Grantor's books and records and to arrange for verification of Collateral, under reasonable procedures, which in the case of Accounts may be made directly with the Account debtors or by other methods; provided, however, that until the occurrence of an Event of Default which is continuing, Trustee shall endeavor (subject to receiving Grantor's cooperation and assistance) to utilize procedures reasonably calculated to avoid communicating to Account debtors that such inquiries directed to Account debtors are requested for the benefit of the Trustee; and
(ii) furnish to Trustee upon request additional statements of any Account, together with all notes or other papers evidencing the same and any guaranty, security or other information relating thereto.

          (f) Grantor will comply with the terms of the Indenture with respect to the Collateral, including without limitation, provisions regarding the maintenance of insurance covering the Collateral.

          (g) Grantor will not change the location of its chief place of business and chief executive office, except upon not fewer than thirty (30) days' prior written notice to Trustee.

          SECTION 14.  Trustee Appointed Attorney-in-Fact.   Grantor hereby
                       ----------------------------------
irrevocably appoints Trustee as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Trustee's discretion, to take any action and to execute any instrument which Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) following the occurrence and during the continuance of an Event of Default, to:

          (i) obtain and adjust insurance required to be paid to the Trustee or any Holders pursuant to the Indenture;

          (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; and
                                                ----------    ----

          (iv) file any claims or take any action or institute any proceedings which Trustee may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Trustee with respect to any of the Collateral;

and (b) at any time, to:

          (i) obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus; and

          (ii) do all other things reasonably necessary to carry out this Agreement.

          SECTION 15.  Trustee May Perform.   If Grantor fails to perform any
                       -------------------
agreement contained herein or in the Indenture, Trustee may perform, or cause performance of, such agreement, and the expenses of Trustee incurred in connection therewith shall be payable by Grantor under Section 22.
                                                       -----------

          SECTION 16.  Trustee's Duties.   The powers conferred on Trustee
                       ----------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Trustee shall not have any duty as to any Collateral. Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Trustee accords its own property, it being understood that Trustee shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

          SECTION 17.  Remedies.   If any Event of Default shall have occurred
                       --------
and be continuing Trustee shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, Trustee may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (i) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to Trustee or any of the Holders, or remove the Collateral, or any part thereof, to such other place(s) as Trustee may desire, (ii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Trustee forthwith, assemble all or any part of the Collateral as directed by Trustee and make it available to Trustee at a place to be designated by Trustee which is reasonably convenient to Trustee, and (iii) sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Trustee or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Trustee may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Trustee shall apply all cash proceeds received by Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to Trustee pursuant to Section 22) for the benefit of the Holders, against all or any part of the
   ----------
Secured Obligations in such order as may be required by the Indenture.   Any
surplus of such cash or cash proceeds held by Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

          SECTION 18.  Exercise of Remedies.   In connection with the exercise
                       --------------------
of its remedies pursuant to Section 17, Trustee may, (i) exchange, enforce,
                            ----------
waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as Trustee may, from time to time, determine; and
(iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Event of Default, without affecting or impairing Trustee's right to take any other further action with respect to any Collateral or security or any part thereof.

          SECTION 19.  License.  Trustee is hereby granted a license or other
                       -------
right to use, following the occurrence and during the continuance of an Event of Default, without charge, Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, provided that Trustee uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and services; Grantor's rights under all licenses and all franchise agreements shall inure to Trustee's benefit.

          SECTION 20.  Injunctive Relief.   Grantor recognizes that in the event
                       -----------------
Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders; therefore, Grantor agrees that the Holders, if Trustee so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


          SECTION 21.  Interpretation and Inconsistencies: Merger.
                       -------------------------------------------

          (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Indenture and the other Security Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Indenture, the Intercreditor Agreement, or any other Security Document, such provision of the other agreement shall govern.

          (b) Except as provided in subsection (a) above, this Agreement and the other Security Documents represent the final agreement of the Grantor and the Trustee with respect to the matters contained herein and therein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Trustee or any other Holder.

          SECTION 22.  Expenses.   Grantor will upon demand pay to Trustee
                       --------
and/or the Holders the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of their counsel and agents, as provided in the Indenture.

          SECTION 23.  Amendments, Etc.   Except as otherwise provided by the
                       ----------------
Indenture, the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify,
supplement, or waive any provision of this Agreement.   Any such waiver or
consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 24.  Notices.   All notices and other communications provided
                       -------
for hereunder shall be given in the manner set forth in Section 11.2 of the
                                                        ------------
Indenture.

          SECTION 25.  Continuing Security Interest; Termination.   (a) Except
                       -----------------------------------------
as provided in Section 25(b), this Agreement shall create a continuing security
               -------------
interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Secured Obligations (other than contingent indemnity obligations for which no unsatisfied demand has been made) and the termination of the Indenture, (ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of Trustee hereunder, to the benefit of the Trustee and any of the
Holders.   Nothing set forth herein or in any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Security Document
or any Collateral.   Grantor's successors and assigns shall include, without
limitation, a receiver, trustee or Grantor-in-possession thereof or therefor.

          (b) Upon the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations for which no unsatisfied demand has been made) and the termination of the Indenture, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall
revert to Grantor.   Upon any such termination of security interest, Grantor
shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by Trustee as shall not have been sold or otherwise applied pursuant to the terms hereof and Trustee will, at Grantor's expense, execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination.

          SECTION 26.   Severability.   It is the parties' intention that this
                        ------------
Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

          SECTION 27.   GOVERNING LAW.   ANY DISPUTE BETWEEN THE GRANTOR AND THE
                        -------------
TRUSTEE OR ANY HOLDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF INDIANA.

          SECTION 28.   CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
                        --------------------------------------------------------

          (A) NON-EXCLUSIVE JURISDICTION.   THE GRANTOR HEREBY IRREVOCABLY
              --------------------------
SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,

 ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE GRANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

          (B) OTHER JURISDICTIONS.   GRANTOR AGREES THAT THE TRUSTEE OR ANY
              -------------------
HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) SERVICE OF PROCESS; INCONVENIENT FORUM.   IF AND TO THE EXTENT
              --------------------------------------
GRANTOR'S RESIDENT AGENT IN ANY JURISDICTION IS NOT CT CORPORATION SYSTEM, THE GRANTOR WAIVES PERSONAL SERVICE OF PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHOSE ADDRESS IS ONE NORTH CAPITOL AVENUE, INDIANAPOLIS, INDIANA 46204, AS GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF
PROCESS ISSUED BY ANY COURT.   THE GRANTOR IRREVOCABLY WAIVES ANY OBJECTION
(INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
               ---------------------
BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN NEW YORK, NEW YORK.

          (D) WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO IRREVOCABLY
              --------------------
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE

CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (E) WAIVER OF BOND.   GRANTOR WAIVES THE POSTING OF ANY BOND
              --------------
OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE THIS AGREEMENT BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION.

          (F) ADVICE OF COUNSEL.   EACH OF THE PARTIES REPRESENTS TO EACH OTHER
              -----------------
PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 28, WITH ITS COUNSEL.
                   ----------

          SECTION 29.  Gaming Laws.  (a)  The Trustee acknowledges, understands
                       -----------
and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement with respect to the Collateral subject to the Gaming Laws.

          (b) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then Grantor agrees to use its best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Grantor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Grantor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Grantor.

          (c) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Grantor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Grantor, under any of the Gaming Laws, including Indiana Code 4-33.

          SECTION 30.  Interaction with Indenture.   All terms, covenants,
                       --------------------------
conditions, provisions and requirements of the Indenture are incorporated by
reference in this Security Agreement.   In the event of any conflict or
inconsistency between the provisions of this Security Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

          SECTION 31.  Trust Indenture Act.   If any provision of this Agreement
                       -------------------
conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

          SECTION 32.  Appointment of Collateral Agent.  The Trustee may, solely
                       -------------------------------
at its discretion, appoint a collateral agent to enforce the rights and remedies available to the Trustee under this Agreement.

          SECTION 33.  Intercreditor Arrangement.  The parties hereto
                       -------------------------
acknowledge and agree, for the benefit of the Lender under the Credit Facility, that, during any period that obligations or commitments are outstanding under the Credit Facility, the exercise of the rights and remedies of the Trustee hereunder are or will be subject to the terms of the Intercreditor Agreement.
In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control.

          IN WITNESS WHEREOF, Grantor and Trustee caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                              THE MAJESTIC STAR CASINO, LLC
                                as Grantor
                              By: Barden Development, Inc., its manager


                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________

                              IBJ WHITEHALL BANK & TRUST COMPANY,
                                as Trustee

                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT

                            Locations of Collateral:
                            -----------------------

One Buffington Drive
Gary, Indiana 46406

                                 SCHEDULE 1-A
                                      TO
                              SECURITY AGREEMENT

                            Third Party Locations:
                            ---------------------

Corporate Name of             Description          Maximum
Third Party         Address   of Relationship      Amount
-----------         -------   ---------------      ------


                                  SCHEDULE 1-B
                                       TO
                               SECURITY AGREEMENT

                     Financing Statement Filing Locations:
                     ------------------------------------

          None, except:

Office of Secretary of State of Indiana

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT

                          Trade Names:
                          -----------

Majestic Star
Majestic Star Casino
Club M-Star